EXHIBIT 32.1
CERTIFICATION
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
(Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code)
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code), each of the undersigned officers of The Goodyear Tire & Rubber Company, an Ohio corporation (the “Company”), hereby certifies with respect to the Annual Report on Form 10-K of the Company for the year ended December 31, 2018 as filed with the Securities and Exchange Commission (the “10-K Report”) that to his knowledge:

(1)	the 10-K Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the 10-K Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:	February 8, 2019	/s/ RICHARD J. KRAMER
Richard J. Kramer Chairman of the Board, Chief Executive Officer and President The Goodyear Tire & Rubber Company

Dated:	February 8, 2019	/s/ DARREN R. WELLS
Darren R. Wells Executive Vice President and Chief Financial Officer The Goodyear Tire & Rubber Company